Exhibit 16.1

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

I have read the statements made by Micro Imaging Technology, Inc.(copy attached), which I understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated February 18, 2011. I agree with the statements concerning my Firm in such Form 8-K.

                                             Jeffrey S. Gilbert, C.P.A.

                                             March 17, 2011